I.D. Systems Announces Closing of Underwritten Public Offering of Common Stock and Full Exercise of Underwriters’ Option to Purchase Additional Shares

Woodcliff Lake, NJ — July 17, 2017 — I.D. Systems, Inc. (NASDAQ: IDSY) (“I.D. Systems” or the “Company”) today announced the closing of its previously announced underwritten public offering consisting of 2,608,695 shares of common stock at a price per share of $5.75. In addition, the underwriters of the public offering have exercised in full their option to purchase an additional 391,304 shares of common stock. Including this option exercise, the aggregate gross proceeds from the offering of a total of 2,999,999 shares of common stock, before deducting discounts and commissions and offering expenses, were approximately $17.25 million. The Company intends to use the net proceeds from the offering to fund its pending acquisition of assets of Keytroller, LLC and for general corporate purposes.

B. Riley & Co., LLC acted as the sole book-runner in the offering, and Lake Street Capital Markets, LLC acted as co-manager in the offering.

The shares of common stock were issued by I.D. Systems pursuant to a shelf registration statement on Form S-3 that was previously filed with, and declared effective by, the Securities and Exchange Commission (“SEC”). A final prospectus supplement was filed with the SEC on July 12, 2017. Copies of the final prospectus supplement and the accompanying base prospectus related to the offering may be obtained from B. Riley & Co., LLC, 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025, or by telephone at (888) 295-0155, or by email at capitalmarkets@brileyco.com. An electronic copy of the final prospectus supplement and accompanying base prospectus relating to the offering are available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless M2M solutions for securing, controlling, tracking, and managing high-value enterprise assets, including rental cars, industrial vehicles, trailers, containers, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2016. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

I.D. Systems Contacts

Ned Mavrommatis, CFO

ned@id-systems.com

201-996-9000

Liolios Group, Inc.

Matt Glover

IDSY@liolios.com

949-574-3860